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                                                                   EXHIBIT 10(f)
                                             (Translated to English from Hebrew)

                                    CONTRACT

              DRAWN UP AND SIGNED IN BNEI BRAK ON DECEMBER 19, 2001


                                     BETWEEN

                     ARKIN REAL ESTATE HOLDINGS (1961) LTD.
                     of 29 Lechi Street, Bnei Brak
                                 (hereinafter: "THE LANDLORD") of the first part

                                   AND BETWEEN

                         AGIS INDUSTRIES (1983) LTD.
                         of 29 Lechi Street, Bnei Brak
                                  (hereinafter: "THE TENANT") of the second part


WHEREAS: The Landlord is the owner of leasehold rights in land and a building built on it located at 29 Lechi Street, Bnei Brak, known as Parcel 32 in Block 6642 (hereinafter: "AGIS HOUSE");

AND WHEREAS:   and the Tenant and/or anyone on its behalf rents Agis
               House from the Landlord and holds it according to a leasehold agreement dated March 17, 1992 and May 20, 1992;

AND WHEREAS:   the Tenant wishes to continue to rent Agis House in its
               entirety from the Landlord as detailed below in this Contract
               (hereinafter: "THE PREMISES") and the Landlord is willing to lease the Premises to the Tenant according to the terms detailed in this Contract.


THEREFORE IT IS AGREED, CONDITIONED AND DECLARED BETWEEN THE PARTIES AS FOLLOWS:


1. The preamble to this Agreement is an integral part thereof and binds the parties as if part of the body of the Contract.

2.  The Premises include everything permanently attached to it.

3.  The Tenant hereby declares and confirms specifically that:

    a. It did not pay the Landlord any key money and/or any payment whatsoever which can be considered key money, whether directly or indirectly.


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     b. No rights whatsoever will be bestowed on the Tenant in the Premises in accordance with the Tenant Protection Law (Combined Version) - 1972, and all the regulations issued and/or which will be issued under and/or any other Law which will replace it and/or in addition to it which relates to the protection of tenants.

     c. That it has seen the Premises, examined their condition and the surroundings and the possibilities to utilize it for its objects as mentioned in this Contract, and found them to be suitable for its needs, and it hereby waives any contention of a defect, flaw or incompatibility.

4. The Tenant hereby leases the Premises for the purpose of managing the Tenant's business and/or the business of companies controlled by the Tenant.

5. The Landlord will carry out on its account everything required and needed in order to comply with the provisions of the Law or a directive of a competent authority which stipulates demands or instructions relating to the Premises itself and its planning status and systems and the possibilities of using it which are independent of the identity of the Tenant or the field of its specific operations.

6. a. The period of lease regarding the Premises is for 60 months starting from January 1, 2002, and ending on December 31, 2006.

     b. The Tenant is given an option to extend the period of the lease for an additional period of five years, i.e., until December 31, 2011, on condition that the Tenant will inform the Landlord in advance of its wishes to exercise the option in a registered letter at least one hundred and eighty days prior to the end of the current lease period and the start of the option period and on an additional condition that the Tenant paid the Landlord and all the competent authorities, all the taxes and payments due from it for the Premises according to this Contract until the end of the lease period.

     c. Giving notice is a prior condition to activate the option.

     d. All provisions of this contract will apply and be binding during the option period.

7. a. The rent for every month of the lease during the period of the lease and the option period will be $43,000 (forty three thousand US dollars) and will be paid to the Landlord every six months in advance, i.e., on the first of January and the first of July every year, plus linkage and rate of exchange differences as follows.


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        1. Half of the above amount, i.e., $21,500 (twenty one thousand five hundred US dollars) will be translated to NIS according to the representative rate of the dollar published by the Bank of Israel immediately after December 31, 2001, and to this amount will be added every payment of linkage differences to the consumer price index where the linkage basis is the index published on January 15, 2002, for December 2001 and the determining index to calculate the addition is the index which will be known at the time of every payment.

        2. The second half of the amount, i.e., $21,500 (twenty one thousand five hundred US dollars) will be paid in NIS at the representative rate known at the time of payment plus linkage differences to the US consumer price index (known as the C.P.I.) where the basic index is the index last published in the "Heshev" Journal prior to January 1, 2002 and the determining index to calculate the addition is the index published in the Heshev Journal prior to the date of payment.

     b. Value added tax will be added at the rate applicable on the date of payment against a tax invoice.

8. a. The Tenant or the Landlord may, each of them, initiate re-determining the rent and this every three years of leasing (including the option period), i.e., for the period starting January 1, 2005, and the period starting January 1, 2008.

     b. A party who wishes to initiate re-determining the rent as mentioned in Clause 8a above, will inform the other party at least 90 days before the start of the relevant period mentioned above and will inform the other party the identity of the land appraiser who was appointed on its behalf in order to re-determine the rent.

     c. The second party will inform the first party within 30 days from the date of receiving the first party's notice of the identity of the land appraiser appointed by it in order to re-determine the rent.

     d. The parties will try to formulate between them within 30 days from the date of the second party giving notice, the updated agreed amount of rent and in absence of coming to a mutual agreement as mentioned above, the new rent will be determined by concluding appraiser who will be chosen by the appraisers of the first and second parties.

        1. The monthly rent as determined according to the provisions of clause 8 above will replace the rent set forth in clause 7a above and will also be linked according to the method of linkage set forth in clause 7 to this contract where the linkage basis of the consumer price indices in Israel and the US and regarding the representative rate of the US dollar will be those last published prior to the date of

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           the start at the lease period for which the re-decision of the basic rent was made.

        2. Until determining the new rent, the Tenant will continue to pay the Landlord the rent according to the provisions of this contract, but after determining the new rent, the parties settle the accounts regarding the addition / reduction of the rent - whichever relevant.

9. It is agreed, that a delay in payment of the rent exceeding 14 days will be considered as a fundamental breach of this Contract.

10. It is agreed between the parties, that for every amount that the Tenant will not pay in due time (hereinafter: "THE AMOUNT IN ARREARS"), the Tenant will be obligated to pay the Landlord in addition to the amount in arrears, rate of exchange differences according to the difference in the representative rate of the US dollar between the rate of the representative US dollar on the date that the payment should have been made and the rate of the US dollar on the date of actual payment or linkage differences to the consumer price index according to the difference between the last index known on the date when the payment should have been made and the last index known on the date of actual payment plus interest at a rate of 10% p.a. from the date of the creation of the debt until the date of actual payment, or arrears interest at the maximum rate that will prevailing during the period of arrears at Bank Leumi Le'Israel B.M. regarding a deviation from unlinked credit granted, and all this as decided at Landlord's choice.

11. a. In addition to such rent, the Tenant undertakes to pay on due date during the period of the lease all the taxes and levies and surcharges and municipal rates and all other obligatory payments, whether government or municipal applying to the occupier of premises. In addition, it undertakes to pay all the water, electricity, gas, telephone, business tax, sign post tax, payments for cleaning the premises, its security and maintenance, etc, which will apply to the premises and/or for the use of the premises during the lease period. It is clarified that the payments for cleaning the premises, safeguarding and maintaining them will include, inter alia, payment for the cost required in order to maintain the premises, to clean and safeguard the premises and maintain them with all their systems in good working order, in such a way that the premises together with the systems and installations will, during the lease period, be in good condition, identical to the state in which the premises were delivered to the Tenant, but excluding reasonable wear and tear.

     b. Government property tax - if applying, will apply to the Landlord and be paid by it.

     c. Value added tax applying to the rent will apply to the Tenant and be paid by it in addition to the rent, against a tax invoice as required by law.
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     d. The Tenant hereby undertakes to submit to the Landlord on its demand every invoice and receipt for all payments detailed above.

12. The Landlord has the authority if any above payment was not paid by the Tenant on due date, to pay it in his place and on his account, in such a case the Tenant undertakes to repay this payment to the Landlord (plus arrears interest and/or linkage differences and/or rate of exchange differences at the decision of the Landlord as mentioned in clause 10 above) and against a receipt which will be presented to it at the time of its presentation.

13. The Tenant hereby undertakes to comply with all the laws, regulations, orders and instructions by the government, municipal or other authorities, in connection with maintaining the premises and the use of them and to compensate and/or indemnify the Landlord for any damage or expense caused to it due to a violation.

14. a. The Tenant undertakes not to transfer directly and/or indirectly any right that it has under this contract to any person and/or legal body whatsoever, whether registered or not, and not to deliver and/or transfer and/or lease the premises and/or any part thereof by a sublease and not to allow the use of the premises for any person and/or legal body whatsoever, whether registered or not registered, apart from employees, and not to have any person and/or legal body participate as mentioned above in maintenance of the premises and all whether against consideration or not, without the prior written approval of the Landlord.

     b. Without derogating from any of the obligations of the Tenant under this contract the Landlord permits the Tenant to enable the use of the premises subject to the compliance of all the directives of this contract, to any company controlled by the Tenant. These companies do not and will not have any status vis a vis the Landlord and the use of the premises with the permission of the Tenant is valid as long as the Tenant has the right to hold the premises under this contract.

15. The Tenant will be solely responsible for any damage caused to the Tenant and/or its employees and/or its visitors and/or those coming on the Tenant's behalf and/or any third party due to any act or omission of the Tenant in the premises and the Tenant will be solely responsible for any damage caused to the Landlord's property and/or any property whatsoever as a result of any action or omission of the Tenant in the premises.

     The Tenant hereby undertakes specifically to immediately compensate and/or indemnify the Landlord for any claim whatsoever if filed against him by people who were hurt and/or injured and/or their property was damaged, all as mentioned in this clause; including indemnity and/or should their property be damaged all as mentioned above in this clause, including indemnity and a concession for expenses caused to the Landlord as a result of filing a claim against it.

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16.  Without derogating from the Tenant's obligations under this contract the
     Tenant undertakes to purchase on its account and to maintain valid during the whole period of the insurance policy as follows:

     a. Employers liability insurance - liability insurance of the Tenant for its employees for any bodily injury to any employee while performing his work.

     b. Third party liability insurance - the Tenant's liability insurance re the Landlord and any third party, whether injury or damage to property in an amount of not less than US $5,000,000 linked to the general consumer price index applying from the date of signing this contract; the policy will include a "cross liability" clause.

     c. The following provisions will apply to the policy mentioned in sub clause (a) and (b) above:

        (1) The Tenant will take out a policy from a legally authorized insurance company, will update the amounts of the insurance, will carefully comply with all the instructions of the policy and pay the premiums in due time.

        (2) The Tenant will include the Landlord as an additional insured in all the policies and will cause the insurer to waive the right of subrogation against the Landlord its managers and employees.

        (3) The Tenant will bring for the approval of the Landlord not later than 14 days from the date of Landlord's demand copies of the policies and include in them any corrections and changes as required by the Landlord.

        (4) The policies will include instructions that their cancellation or non renewal is subject to a written notice that will given to the Landlord by the insurer at least 30 (thirty) days prior to the date of cancellation or the date of renewal of the policy.

17. a. The Tenant undertakes to insure on its account and responsibility Agis House and all its systems and installations against the following risks:
        Fire, explosion, earthquake, storm, tempest, flood, water damage, damage due to aircraft collision, strikes, riots, intentional damage, burglary, breakage, glass, electrical damage and mechanical breakdowns and/or any other additional risk including the contents of Agis House - at the Landlord's discretion. The Tenant undertakes to add the Landlord as beneficiary in the policy for the purpose of insuring the building to the Landlord's satisfaction.

     b. The Landlord will be entitled to demand from the Tenant from time to time to change and/or cancel and/or replace the above insurance and/or to take out additional insurance, all at its sole discretion.

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18.  a. The Tenant undertakes to allow the Landlord or its attorney to enter the premises at any reasonable time, subject to prior coordination of two business days, in order to examine the state of the premises and/or in order to show potential buyers or tenants and/or to carry out any repairs and/or to demand from the Tenant to make repairs in it, but nothing in this clause will be considered as imposing an obligation to the Landlord to do any of the repairs to the premises.

     b. The Tenant has the right to bring furniture and equipment into the premises, but it must remove them from the premises at the end of the lease.

19.  The Tenant undertakes:

     a. To keep the premises clean and not to do or cause any action or commission and/or omission and/or disturbance which are likely to cause damage, disturbance or annoyance or damage to the premises themselves, to neighbors or to any other persons.

     b. Not to carry out any change in the premises and/or to add any additional building in the premises without the Landlord's agreement. The Landlord will be entitled at its absolute discretion to prevent implementation of such change or addition at any time and to remove or destroy any such change or addition, and all by the Tenant. Without derogating from the aforesaid an addition or changes if made will be considered, if the Landlord so chooses, to be considered the Landlord's property without applying any obligation to pay for them and without making any payment for them and without them being considered as payment of key money, and also the Landlord will be entitled to demand at any time whatsoever the return of the situation to its prior condition.

     c. Not to present any signboards on the premises or on Agis House without the Landlord's agreement, but anything relating to existing signboards on the date of signing this agreement the Landlord hereby gives its agreement that the signboards will remains and this as long as no demand is received from a competent authority which will require the removal of the signboard.

20. a. The Tenant undertakes to return the premises to the Landlord at the end of the lease period vacant of any person and chattel and being complete and good working order without any defect apart from defects due to regular wear and tear which could not be prevented by careful use. Any defect not as a result of wear and tear as mentioned above, will be repaired by the Tenant prior to the end of the lease period. Should the Tenant not vacate the premises in due time, this will be considered as a fundamental breach of this contract.

     b. In addition, the Tenant undertakes to deliver to the Landlord at the time of vacating the premises, certificates which prove payment of all the debts applying to him under this contract.

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21.  Without derogating from the right of the Landlord to demand that the premises be vacated and to receive and execute an order to vacate the premises, the Tenant will be obliged to pay the Landlord an amount of NIS 2,220,000 with this amount being linked to the Israeli consumer price index known on the date of signature of this contract, as compensation and fixed and pre-agreed damage fees (without the need of proof and/or evaluation of the damages caused to the Landlord and thus in any case of canceling the contract by the Landlord due to the fundamental breach of contract by the Tenant and/or due to the premises not being vacated in accordance with the provisions of this contract. The Tenant also undertakes to pay the Landlord suitable and pre-agreed usage of NIS 18,000 and this amount is linked to the index as mentioned in clause 22 above for every day in which the Tenant or anyone on its behalf occupies the premises contrary to the provisions of this contract. All the aforesaid in this clause is without derogating from the right of the Landlord for any other or additional relief in accordance with this contract and/or in accordance with any law.

22. a. To secure that the premises are vacated at the end of the lease period and/or to secure compliance with all the obligations of the Tenant under this contract, the Tenant will deposit with the Landlord a promissory note for security for an amount of NIS 2,220,000 (where this amount is linked to the general consumer price index) signed by the drawer. The Landlord will be entitled to collect this amount fully or partly according to the rate of damage caused and/or which is likely to be caused to him as a result of not vacating the premises and/or as a result of any other violation of this contract. If the Tenant complies with all the obligations under this contract the promissory note will be returned to him within 45 days from the date of vacating the premises.

     b. The note will be without a due date, but the Tenant allows and permits the Landlord to complete all the details including the due date and even to claim payment, provided that the note will be presented for payment and/or its payment will be demanded only after the Landlord will have grounds as mentioned in clause 22(a) above.

     c. The Landlord agrees to accept the note as security mentioned above, but only because Mr. Moshe Arkin and Daniela Yannai jointly are the controlling shareholders in the above Tenant. It is declared and agreed between the parties that should a situation arise in which Moshe Arkin and Daniella Yannai jointly will not be the controlling shareholders in the above mentioned Tenant, the Tenant will be obligated to submit to the Landlord on the Landlord's demand within 30 days from receiving the Landlord's demand an additional guarantee which will be an autonomous bank guarantee linked to the index in an amount equal to the rent for six months. A violation of clause 22c will be considered as a fundamental breach of this contract.

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     d. "Controlling shareholders" for the purpose of this clause means the holders directly and/or indirectly of over 50% of the shares bestowing the right to appoint directors and to vote at general meetings of the Company.

23. Avoidance from submitting a claim to vacate the premises or a delay in submitting such a claim or a delay in taking any other legal actions, will not be considered as a waiver of the violation or as a waiver regarding the future. Collection of the rent or other payments after violation or after taking legal steps will not be considered as agreeing to the violation or a waiver of any relief that the Landlord is entitled to due to the violation, and the Tenant hereby declares that it will be prevented from making any contention of a waiver by the Landlord regarding the violation.

24. Without derogating and/or limiting the rights of the Landlord under this contract and in addition to any relief set forth in it, it is hereby agreed that in the event of a fundamental breach of the contract, including and without derogating from the occurrence of one or more of the following cases which are considered also as a fundamental breach of this contract, the Landlord will be entitled at its sole discretion, to bring the lease relationship under this contract to an end and to demand that the Tenant immediately vacates the premises and the Tenant hereby undertakes to vacate the premises and to return to the Landlord free of any person and chattel belonging to the Tenant and in good condition as he received and this immediately on receiving the demand:

     a. If the Tenant did not pay the rent in due time. For the purpose of this clause a delay of over 14 days will be considered as fundamental breach which entitles the Landlord to cancel the lease agreement.

     b. If liquidation is declared on the Tenant or a permanent receiver will be appointed or a temporary receiver and/or a permanent liquidator and/or a temporary liquidator for the tenant whose appointment will not be cancelled in three months from the date of the appointment.

25. This agreement terminates and replaces the lease agreement stated March 17, 1992 and May 20, 1992 (hereinafter in this clause : "THE AGREEMENTS") and on the date of start of the lease period the Tenant will pay the Landlord every balance of the difference in the rent due to the Landlord in an amount equal to US $57,782 according to the representative rate on the date of payment.

26. Should the Landlord request vacating the premises through the court, the Tenant agrees that the Landlord will be entitled to split the relief in the court and to request the relief of vacating by way of summary procedure and/or suitable usage fees and leave the claim for payment of damages to a claim by the summary procedure.

27. The Tenant will be obligated to pay the Landlord rent up to the end of the lease period, whether he made use of the premises or did not make use of them.

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28.  The Landlord will be entitled to sell the premises and to transfer all its rights in this contract without any need for the agreement of the Tenant and on condition that the rights of the Tenant under this contract will be safeguarded.

29. The Tenant undertakes not to mortgage or pledge his rights under this contract. Violation of this clause will be considered as a fundamental breach of the contract.

30. Stamp expenses for this contract and legal fees for it will apply and be paid by the parties in equal shares.

31. The terms of this contract reflect fully the conditions between the parties and cancel any previous engagements, promises, agreements, presentations and previous undertakings one to the other, between the parties prior to signing this contract, whether verbally or in writing.

32. Every change in the terms of this contract or a waiver of the rights of the Landlord in accordance therewith, will be only in writing and signed by the parties to this contract.

33. The parties agree that the competent court in Tel Aviv is chosen as the sole place of jurisdiction for all intents and purposes resulting from this contract.

34. The addresses of the parties for the purpose of this agreement will be as detailed in the preamble to this contract and every notice sent by one party to the other according to the addresses in this contract will be considered as delivered to the addressee within 3 days of being dispatched by registered mail from a post office in Israel.

                   IN WITNESS WHEREOF THE PARTIES HEREBY SIGN:




BY: /s/ MOSHE ARKIN                         BY: /s/ REFAEL LEBEL
    --------------------------------            --------------------------------
    REAL ESTATE HOLDINGS (1961) LTD.            /s/ GIL BIANKO
    THE LANDLORD                                --------------------------------
                                                AGIS INDUSTRIES (1983) LTD.
                                                THE TENANT


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